Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-125813, 333-102381, 333-76218, and 333-64220) of American Vanguard Corporation (the Company) of our report dated March 16, 2023, relating to the consolidated financial statements and schedule as of December 31, 2022 and for the years ended December 31, 2022 and 2021, which appear in this Form 10-K.

/s/ BDO USA, P.C.

Costa Mesa, California

March 27, 2024